SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2003

THE BEAR STEARNS COMPANIES INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification Number)

383 Madison Avenue, New York, New York            10179
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:   (212) 272-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                          (a) Financial Statements of business acquired:

                                         Not applicable.

                          (b) Pro Forma financial information:

                                         Not applicable.

                          (c) Exhibit:

                                         (99) Press Release, dated June 18, 2003.

Item 9. Regulation FD Disclosure (including information being provided under Item 12, “Results of Operations and Financial Condition”)

On June 18, 2003, The Bear Stearns Companies Inc. issued a press release announcing financial results for its quarter ended May 31, 2003. A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information is also being furnished under Item 12, “Results of Operations and Financial Condition” but shall be considered “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                    THE BEAR STEARNS COMPANIES INC.

By:	/s/ Marshall J Levinson Marshall J Levinson Controller (Principal Accounting Officer)

Dated: June 19, 2003

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.                               Description

(99)                                    Press Release, dated June 18, 2003

Contact:    Elizabeth Ventura (212) 272-9251
                   Kerri Kelly (212) 272-2529

THE BEAR STEARNS COMPANIES INC. REPORTS 2003 SECOND QUARTER
EARNINGS OF $2.05 PER SHARE

Total Second Quarter 2002 EPS Of $2.59
Included A $1.04 Per Share Merchant Banking Gain

Record 2003 Quarterly Earnings of $280.4 Million
or $2.05 Per Share, Up 32.3% From 2002 Second Quarter Operating Earnings
(Earnings Ex-Merchant Banking Gain) of $1.55 Per Share

Fixed Income Net Revenues Reach $765.2 Million, Up 47.5% From 2002 Quarter

Common Stock Cash Dividend Increased Over Last Quarter by 17.65% to $0.20 Per Share

NEW YORK, New York –June 18, 2003–The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $2.05 for the second quarter ended May 31, 2003, down 20.8% from $2.59 per share (diluted) for the quarter ended May 31, 2002. The 2002 second quarter included a $1.04 per share (diluted) merchant banking gain. Net income for the second quarter of 2003 was $280.4 million, down 18.2% from $342.9 million for the second quarter a year ago. Net revenues were $1.46 billion for the quarter ended May 31, 2003, down 9.0% from $1.61 billion from the prior year second quarter. The annualized after-tax return on common stockholders’ equity for the quarter ended May 31, 2003 was 19.7% and for the trailing 12-month period ended May 31, 2003 was 17.0%.

Included in the May 2002 quarter was a merchant banking gain of $260.8 million related to the company’s investment in and initial public offering of Aeropostale (NYSE:ARO). Excluding the effect of the merchant banking gain, per share earnings (diluted) were $1.55 for the May 2002 quarter. Net income on this basis was $203.0 million in the second quarter of 2002 and net revenues were $1.35 billion for the 2002 quarter. Accordingly, excluding the merchant banking gain, earnings per share (diluted) increased 32.3%, net income increased 38.1% and net revenues increased 8.6% when measured against the May 2002 quarter.

James E. Cayne, chairman and chief executive officer of Bear Stearns, commented on the quarter’s results, “I am proud to be able to inform our shareholders that, once again, Bear Stearns has been able to sustain its outstanding performance. With a robust fixed income environment and our ability to improve market share in equities, we have posted our highest ever quarterly earnings-- topping the record set in the first quarter of this year. Against a backdrop of turbulent market conditions, the diversity of our business mix and the depth of our franchise was evident in our quarterly return on equity of 19.7%. Operating margins improved reflecting an increase in revenues and our unwavering expense discipline. Our commitment to profitably growing our franchise by developing our core businesses, selectively hiring key talent and maintaining strict risk and expense discipline has never been stronger.”

A brief discussion of the company's business segments, compared to the prior year quarter, follows:

CAPITAL MARKETS

        Net revenues for the Capital Markets segment were $1.18 billion for the quarter ended May 31, 2003, up 13.0% from $1.04 billion for the second fiscal quarter last year. Including the merchant banking gain reported in the second quarter 2002, net revenues were down 9.6% from $1.30 billion.

  Institutional Equities net revenues were $189.3 million for the second fiscal quarter of 2003, down 37.1% from $301.3 million for the prior year quarter. While listed and over the counter equity businesses continued to maintain or increase market share, reduced equity market volume and volatility decreased institutional customer activity. In addition, equity derivatives revenues decreased significantly reflecting lower market volatility and reduced customer activity.

  Fixed Income net revenues were $765.2 million, up 47.5% from $518.6 million reported for the quarter ended May 31, 2002. The Fixed Income Division continued to benefit from a low interest rate environment, a steep yield curve, a narrowing of corporate credit spreads and high market volatility. Record revenues were achieved again in both the credit and interest rate product areas. The high yield, high grade, distressed and foreign exchange areas all produced strong results. In addition, mortgage-backed securities revenues continued to perform well.

  Investment Banking net revenues were $223.4 million for the quarter ended May 31, 2003, up slightly from $222.3 million (excluding the merchant banking gain) for the quarter ended May 31, 2002. Including the merchant banking gain in the second fiscal quarter of 2002, net revenues were down 53.7% from $483.1 million for the quarter ended May 31, 2002. Mergers and acquisition activity was strong for the quarter, while equity underwriting revenues declined reflecting market conditions. Merchant banking revenues were $44.3 million in the second quarter of 2003 compared with $13.2 million earned in the second quarter of 2002, excluding the $260.8 million gain on the investment in and subsequent initial public offering of Aeropostale (NYSE:ARO).

GLOBAL CLEARING SERVICES

Net revenues for Global Clearing Services were $187.4 million for the quarter ended May 31, 2003, down 6.9% from $201.4 million for the quarter ended May 31, 2002. The decline in net revenues was due in part to lower levels of commission revenues and decreased net interest profits. Average customer margin debt balances were $39.0 billion during the quarter ended May 31, 2003, as compared with $35.9 billion in the second fiscal quarter of 2002. Customer short balances averaged $61.4 billion for the second fiscal quarter of 2003, as compared with $56.9 billion for the second fiscal quarter of 2002. Free credit balances averaged $18.8 billion and $18.5 billion for the second fiscal quarter of 2003 and 2002, respectively.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended May 31, 2003 were $124.4 million, down 1.8% from $126.7 million for the quarter ended May 31, 2002.

  Private Client Services revenues were $87.6 million in the second fiscal quarter of 2003, an increase of 1.1% from $86.7 million in the prior year quarter.

  Asset Management net revenues were down 8.1% to $36.8 million for the second fiscal quarter of 2003 from $40.0 million in the prior year quarter. The decline in revenues reflects lower management fees associated with reduced mutual fund assets and alternative investment assets under management.

  Total assets under management stood at $24.4 billion on May 31, 2003, down 1.6% from $24.8 billion at May 31, 2002.

EXPENSES

The pre-tax profit margin was 29.3% in the current quarter compared with 32.3% in the prior year quarter ended May 31, 2002. Excluding the merchant banking gain in the May quarter of 2002, the pre-tax profit margin was 22.1%.

Compensation as a percentage of net revenues was 47.3% and 51.8% for the quarters ended May 31, 2003 and May 31, 2002, respectively excluding the second quarter 2002 merchant banking gain. Non-compensation expenses were $342.4 million for the quarter ended May 31, 2003, compared with $351.6 million in the prior year quarter. Including the merchant banking transaction, compensation as a percentage of net revenues was 44.4% and non-compensation expenses were $374.6 million for the quarter ended May 31, 2002.

Total capital, including stockholders’ equity and long-term borrowings, was $33.5 billion at May 31, 2003. Book value as of May 31, 2003 was $43.52 per share, based on 146,915,258 shares outstanding.

Quarterly Common Stock Cash Dividend Declared

The Board of Directors of The Bear Stearns Companies Inc. declared a regular, quarterly cash dividend of 20 cents per share on the outstanding shares of common stock, payable July 31, 2003, to stockholders of record on July 17, 2003. This represents a 17.65% increase over the 17 cent per share first quarter 2003 dividend.

Quarterly Preferred Cash Dividends Declared

The Board of Directors of The Bear Stearns Companies Inc. declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable Rate Cumulative Preferred Stock, Series A, payable July 15, 2003 to stockholders of record on June 30, 2003. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable July 15, 2003 to stockholders of record on June 30, 2003.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $33.5 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company’s business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit the firm’s Web site at http://www.bearstearns.com.

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Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the Company’s 2002 Annual Report to Stockholders which has been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held at 10:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-888-413-2121 (or 1-703-871-3794 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) at approximately 1:00 p.m. E.S.T today. The passcode for the replay is 208192. If you have any questions on how to obtain access to the conference call, please contact Kerri Kelly at 1-212-272-2529 or via email at kkelly@bear.com.